Exhibit 32
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LCA-Vision Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
This quarterly report on Form 10-Q for the period ended June 30, 2006 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2006	/s/ Craig P. R. Joffe
Craig P. R. Joffe
Interim Chief Executive Officer, Chief Operating Officer and General Counsel

Date: August 2, 2006	/s/ Alan Buckey
Alan Buckey
Executive Vice President/Finance and Chief Financial Officer

22